                                                                    EXHIBIT 11


                                    ALPHAREL, INC.


                   STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
                                      (Unaudited)
                          (In thousands except per share data)

                                                             For the three months       For the six months
                                                                ended June 30,            ended June 30,
                                                             ---------------------      ------------------
                                                               1995          1994        1995        1994
                                                              ------        ------       ------    ------
Net income per consolidated
    financial statements                                      $  427        $  101       $  652    $  318
                                                              ======        ======       ======    ======
Primary net income per share:
    Weighted average common shares                            13,913        13,713       13,827    13,691
    Common stock equivalents:
         Common stock options                                    155           360          239       374
         Common stock warrants                                     -             -            -         -
                                                              ------        ------       ------    ------
Weighted average shares outstanding                           14,068        14,073       14,066    14,065
                                                              ======        ======       ======    ======
Fully diluted net income per share:
    Weighted average common shares                            13,913        13,713       13,827    13,691
    Common stock equivalents:
         Common stock options                                    155           360          239       374
         Common stock warrants                                     -             -            -         -
                                                              ------        ------       ------    ------
Weighted average shares outstanding                           14,068        14,073       14,066    14,065
                                                              ======        ======       ======    ======
Net income per share:
    Primary                                                   $  .03        $  .01       $  .05    $  .02
                                                              ======        ======       ======    ======
    Fully diluted                                             $  .03        $  .01       $  .05    $  .02
                                                              ======        ======       ======    ======

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